                                  Exhibit 99.1
[TERRA LOGO]                                               Terra Industries Inc.
                                                              600 Fourth Street
                                                                  P.O. Box 6000
                                                      Sioux City, IA 51102-6000
                                                        www.terraindustries.com
===============================================================================
                                      NEWS
===============================================================================
For immediate release                                   Contact: Mark Rosenbury
                                                                 (712) 279-8756
                                                 mrosenbury@terraindustries.com

               Terra Nitrogen Company, L.P. restarts idled plants

Sioux City, Iowa (March 13, 2003)--Terra Nitrogen Company, L.P. (TNCLP) (NYSE symbol: TNH) announced today that due to recent natural gas price decreases and nitrogen products market improvements, it is resuming near full capacity production at both its manufacturing facilities.

As previously reported, TNCLP placed its entire Blytheville, Ark. facility and one of its two Verdigris, Okla. ammonia plants on standby in the last week of February 2003 due to high natural gas prices.

Terra Nitrogen Company, L.P. is a leading manufacturer of nitrogen fertilizer products.

Information contained in this release, other than historical information, may be considered forward-looking. Forward-looking information reflects management's current views of future events and financial performance that involve a number of risks and uncertainties. The factors that could cause actual results to differ materially include, but are not limited to, the following: changes in financial markets, general economic conditions within the agricultural industry, competitive factors and price changes (principally nitrogen fertilizer selling prices and natural gas costs), changes in product mix, changes in the seasonality of demand patterns, changes in weather conditions, changes in governmental regulations and other risks described in the "Factors That Affect Operating Performance" section of TNCLP's current annual report.

                                      # # #

Note: Terra Nitrogen Company, L.P. news announcements are also available on Terra Industries' web site, www.terraindustries.com.